Exhibit 10.7

TAXABLE CREDIT AGREEMENT

Between

HYCO ALABAMA LLC

And

REGIONS BANK

Dated as of September 1, 2000

This instrument prepared by:

John F. Andrews

Capell & Howard, P.C.

150 South Perry Street

Montgomery, Alabama 36104

(334) 241-8000

Exhibit A	Letter of Credit
Exhibit B	Personal Property
Exhibit C	Project Site

TAXABLE CREDIT AGREEMENT

THIS TAXABLE CREDIT AGREEMENT dated as of September 1, 2000, is entered into by HYCO ALABAMA LLC, a limited liability company organized and existing under the laws of the State of Delaware (the “Company”) and REGIONS BANK, an Alabama banking corporation with a principal place of business in Montgomery, Alabama.

RECITALS:

The Company is issuing $3,000,000 aggregate principal amount of its Revenue Bonds, Series 2000 (the “Bonds”) in order to provide long-term financing for a portion of the cost of acquiring, constructing and equipping manufacturing facilities for the manufacture of hydraulic cylinders, industrial tubing and other products (the “Project”). The Project will be owned by The Industrial Development Board of the City of Arab (the “Board”) and leased to the Company pursuant to a Lease Agreement dated as of September 1, 2000. The Bonds will be issued pursuant to a Trust Indenture dated as of September 1, 2000 (the “Indenture”) between the Company and Regions Bank (acting in such capacity, the “Trustee”). The Company will use the proceeds of the Bonds (i) to reimburse the Company for a portion of the sums previously expended by the Company for the Project and (ii) to pay a portion of the remaining costs of the Project.

As security for the payment of the Bonds, the Company will cause Regions Bank (herein, in its capacity as issuer of the initial letter of credit referred to below, called the “Bank”), to issue an irrevocable letter of credit in favor of the Trustee in the amount of (i) the aggregate principal amount of the Bonds, to enable the Trustee to pay the principal amount of the Bonds when due and to pay the principal portion of the purchase price of Bonds tendered (or deemed tendered) for purchase, plus (ii) interest on the Bonds for a period of 36 days at the rate of 15% per annum, to enable the Trustee to pay interest on the Bonds when due and to pay the interest portion of the purchase price of Bonds tendered (or deemed tendered) for purchase. The initial letter of credit to be delivered to the Trustee and any substitute letter of credit delivered to the Trustee pursuant to the Indenture are herein referred to as the “Letter of Credit.”

As security for the Company’s obligations under this Agreement with respect to the Letter of Credit, the Company and the Board will execute a Mortgage and Security Agreement dated as of September 1, 2000 (the “Mortgage”) in favor of the Bank, whereby the Bank will be granted a mortgage on and security interest in the Project.

As additional security for the Company’s obligations under this Agreement with respect to the Letter of Credit, the Company will cause Hyco International, Inc., a corporation organized under the laws of the State of Delaware, to execute a Corporate Guaranty Agreement dated as of September 1, 2000 in favor of the Bank.

NOW, THEREFORE, in consideration of the premises and in order to induce the Bank to issue the Letter of Credit, the Company and the Bank hereby covenant, agree, and bind themselves as follows:

ARTICLE I

DEFINITIONS AND OTHER

PROVISIONS OF GENERAL APPLICATION

Section 1.01 Definitions

For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(1) The terms defined in this Article have the meanings assigned to them in this Article. Singular terms shall include the plural as well as the singular and vice versa.

(2) All accounting terms not otherwise defined herein have the meanings assigned to them, and all computations herein provided for shall be made in accordance with generally accepted accounting principles, consistently applied. All references herein to “generally accepted accounting principles” refer to such principles as they exist at the date of application thereof.

(3) All references in this instrument to a designated “Article,” “Section” or other subdivision are to the designated articles, sections, and submissions of this instrument as originally executed.

(4) The terms “herein,” “hereof,” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular article, section or other subdivision.

(5) The term “person” shall include any individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization and any government or any agency or political subdivision thereof.

(6) Capitalized terms not otherwise defined in this Article shall have the meaning assigned in the Indenture.

(7) As used in this Agreement, the following terms shall have the following meanings unless the context hereof shall otherwise indicate:

“A Drawing” shall mean a drawing under the Letter of Credit to pay interest on the Bonds.

“B Drawing” shall mean a drawing under the Letter of Credit to pay the principal of the Bonds due to maturity, redemption, or acceleration.

“Bank” shall mean Regions Bank, an Alabama banking corporation with a principal place of business in Montgomery, Alabama, in its capacity as the issuer of the Letter of Credit, and its successors and assigns.

“Board” shall mean The Industrial Development Board of the City of Arab, a public corporation organized and existing under the laws of the State of Alabama, and its successors and assigns.

“Bonds” shall mean the $3,000,000 aggregate principal amount of its Revenue Bonds, Series 2000 issued by the Company pursuant to the Indenture.

“Business Day” shall mean any day other than (i) a Saturday or Sunday; (ii) a day on which banking institutions are required or authorized to remain closed in (A) the city in which the principal office of the Trustee is located, (B) the city in which the principal office of the Remarketing Agent is located, or (C) the city in which the office of the Bank where drawings under the Letter of Credit are to be made is located; or (iii) a day on which the payment system of the Federal Reserve System is not operational.

“C Drawing” shall mean a drawing under the Letter of Credit to pay the purchase price of Tendered Bonds.

“Collateral” shall mean all property and rights mortgaged, assigned, pledged, or otherwise subject to the lien of the Mortgage, the Credit Guaranty and all other collateral from time to time securing the Obligations.

“Commercial Base Rate” shall mean the variable rate of interest designated by the Bank periodically as the Bank’s Commercial Base Rate. The Commercial Base Rate is not necessarily the lowest rate charged by the Bank. The Commercial Base Rate on the date of this Agreement is 9.5%.

“Company” shall mean Hyco Alabama LLC, a limited liability company organized and existing under the laws of the State of Delaware, and its successors and assigns as permitted herein.

“Corporate Guarantor” shall mean Hyco International, Inc., a Delaware corporation, its successors and permitted assigns under the Credit Guaranty.

“Credit Agreement” or “Agreement” shall mean this instrument as originally executed or as it may from time to time be supplemented, modified or amended by one or more instruments entered into pursuant to the applicable provisions hereof.

“Credit Amount” shall mean the maximum amount available to be drawn under the Letter of Credit, as reduced from time to time and reinstated from time to time pursuant to the terms and conditions thereof.

“Credit Guaranty” shall mean the Corporate Guaranty Agreement dated as of September 1, 2000 from the Corporate Guarantor in favor of the Bank relative to the Letter of Credit.

“Event of Default” shall have the meanings stated in Section 5.01 hereof. An Event of Default shall “exist” if an Event of Default shall have occurred and be continuing.

“Financing Documents” shall mean the Indenture, the Lease Agreement, this Agreement, the Mortgage and the Credit Guaranty.

“Financing Participants” shall mean the Company, the Board, the Bank, the Trustee, the Corporate Guarantor, the Remarketing Agent and the holders of the Bonds.

“Indenture” shall mean that certain Trust Indenture dated as of September 1, 2000, between the Company and the Trustee relating to the Bonds, including any amendments or supplements to such instrument from time to time entered into pursuant to the applicable provisions thereof.

“Lease Agreement” shall mean the Lease Agreement dated as of September 1, 2000 between the Board, as lessor and the Company, as lessee relating to the Project, including any amendments or supplements to such instrument from time to time entered into pursuant to the applicable provisions thereof.

“Letter of Credit” shall mean the letter of credit with respect to the Bonds to be issued by the Bank in favor of the Trustee pursuant to this Agreement substantially in the form of Exhibit A.

“Mortgage” shall mean that certain Mortgage and Security Agreement dated as of September 1, 2000, executed by the Company and the Board in favor of the Bank, securing the obligations of the Company under this Agreement, including any amendments, modifications, restatements, consolidations or supplements to such instrument from time to time entered into pursuant to the applicable provisions thereof.

“Obligations” shall mean all indebtedness or obligations of the Company to the Bank under this Agreement or secured by the Mortgage, including without limitation (i) the Company’s obligation to reimburse the Bank for draws made under the Letter of Credit and (ii) the Company’s obligation to pay fees and charges to the Bank for the issuance and continuation of the Letter of Credit.

“Pledged Bonds” shall mean the Bonds purchased pursuant to the optional or mandatory tender provisions of the Indenture with moneys drawn under the Letter of Credit.

“Project” shall mean the Project Site, the Project Building and the Project Equipment, as they may at any time exist.

“Project Building” shall mean those certain buildings and structures now located on the Project Site or hereafter acquired or constructed on the Project Site.

“Project Equipment” shall mean the machinery, equipment, furnishings, fixtures and other personal property described on Exhibit B and all other machinery, equipment, furnishings, fixtures and other personal property of the Company now or hereafter located on the Project Site and used in the operation of the Project.

“Project Site” shall mean the real property described in Exhibit C hereto.

“Remarketing Agent” shall mean Merchant Capital, L.L.C. or its successor or successors under the Remarketing Agreement.

“Remarketing Agreement” shall mean that certain Remarketing Agreement dated as of September 1, 2000 among the Company, the Trustee, the Board and Merchant Capital, L.L.C., as remarketing agent.

“Security Documents” shall mean the Mortgage and the Credit Guaranty.

“Stated Expiration Date” shall mean the date on which the Letter of Credit will, by its terms, expire unless the Letter of Credit is terminated on an earlier date in accordance with its terms.

“Subsidiary” shall mean any corporation, limited liability company, partnership, or other business association of which the Company and/or one or more subsidiaries owns directly or indirectly, 50% or more of capital stock or equity interest.

“Tax-Exempt Credit Agreement” shall mean that certain Tax-Exempt Credit Agreement dated as of September 1, 2000 between the Company and the Bank relating to $1,000,000 in aggregate principal amount of Industrial Development Revenue Bonds (Hyco Alabama Project) Series 2000 issued by the Board.

“Tendered Bonds” shall mean Bonds tendered (or deemed tendered) for purchase pursuant to the optional or mandatory tender provisions of the Indenture.

“Termination Date” shall mean the Stated Expiration Date, or such earlier date on which the Letter of Credit terminates in accordance with its terms.

“Trustee” shall mean Regions Bank, an Alabama banking corporation with a principal place of business in Montgomery, Alabama, in its capacity as trustee under the Indenture, and its successors and assigns.

Section 1.02. Effect of Headings and Table of Contents

The article and section headings herein and in the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 1.03 Date of Credit Agreement

The date of this Agreement is intended as and for a date for the convenient identification of this Credit Agreement and is not intended to indicate that this Agreement was executed and delivered on said date.

Section 1.04 Separability Clause

If any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 1.05 Counterparts

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed an original, but all such counterparts shall together constitute but one and the same instrument.

ARTICLE 2

ISSUANCE OF LETTER OF

CREDIT; REIMBURSEMENT AND FEES

Section 2.01 Issuance of the Letter of Credit

(a) The Company hereby requests and instructs the Bank to issue the Letter of Credit substantially in the form provided in Exhibit A hereto. The Bank hereby agrees to issue the Letter of Credit, subject to the terms and conditions of this Agreement.

(b) The Letter of Credit shall be issued on the date of delivery of the Bonds to the original purchaser or purchasers thereof from the Company.

Section 2.02 Reimbursement

(a) On each date that the Bank honors any A Drawing or B Drawing under the Letter of Credit, the Company shall immediately reimburse the Bank for the amount of such draw.

(b) The Company shall reimburse the Bank for the amount of any C Drawing within 90 days after the date such C Drawing is honored (or, if sooner, on the Termination Date). In addition, the Company shall pay to the Bank interest on the reimbursed amount of each C Drawing at a variable per annum rate equal to the Commercial Base Rate from the date such C Drawing is paid by the Bank until the amount of such C Drawing is reimbursed in full to the Bank. Such interest shall be payable in arrears on the first day of each month following such C Drawing and on the date that such C Drawing is reimbursed in full to the Bank. Any C Drawing remaining unreimbursed after 90 days from date of advance shall bear interest at a variable per annum rate equal to the Commercial Base Rate plus 2% until reimbursed in full to the Bank.

(c) No interest shall be payable with respect to a C Drawing if the Bank is reimbursed in full for such C Drawing by 12:00 noon (Montgomery, Alabama time) on the same date that such C Drawing is paid by the Bank.

(d) All amounts received by the Bank in respect of principal, premium or interest on Pledged Bonds shall be credited first against interest payable on the unreimbursed amount of the C Drawing with respect to such Pledged Bonds and the balance, if any, shall be credited against the amount of such C Drawing.

(e) Anything herein to the contrary notwithstanding, the Company will not reimburse the Bank for any A Drawing, B Drawing or C Drawing until the same has been honored in full by the Bank, and no such reimbursement shall be prepaid.

Section 2.03 Collateral Security

As security for the performance of its obligations under this Agreement, the Company and the Board shall execute the Mortgage and deliver the same to the Bank simultaneously with the delivery of this Agreement. In addition the Company shall cause the Corporate Guarantor to execute the Credit Guaranty and deliver the same to the Bank simultaneously with the delivery of this Agreement.

An “Event of Default” under the Tax-Exempt Credit Agreement (as defined therein) shall be an Event of Default hereunder and an Event of Default hereunder shall be an “Event of Default” under the Tax-Exempt Credit Agreement. In the event of an Event of Default under either the Tax-Exempt Credit Agreement or this Agreement the Bank may enforce all rights, remedies and powers granted the Bank therein or herein as a result of an Event of Default therein or herein. All Collateral securing the Obligations under this Agreement shall also secure the “Obligations” of the Company under the Tax-Exempt Credit Agreement (as defined therein) and all “Collateral” under the Tax-Exempt Credit Agreement (as defined therein) shall secure all Obligations hereunder.

Section 2.04 Fees

(a) The Company agrees to pay to the Bank an annual fee calculated at the rate of 1.25% per annum on the daily average of the Credit Amount available during the next succeeding year under the Letter of Credit. The annual fee shall be payable in advarice on the date of issuance of the Letter of Credit, for the period beginning on such date and ending on September 15, 2001, and thereafter on each September 16 for the annual period beginning on September 16 and ending on the next September 15 (or, if sooner, the Termination Date). Fees payable for the first and the last annual payment shall be prorated based on the number of days in the period and the number of days in the period during which the Letter of Credit is outstanding.

(b) The fees payable for each annual period specified in subsection (a) above shall be calculated on the assumption that the Credit Amount available under the Letter of Credit on such due date will be available for the entire annual period for which such commission is payable. At the end of such annual period, the fee shall be recalculated based on the actual daily average of the Credit Amount for such period and the difference, if any, shall be added to or subtracted from, as the case may be, the next quarterly payment or, if no fee is payable for the ensuing quarter, shall be paid to the party entitled thereto within ten days of the end of such last period; provided, however, no adjustment shall be made for reductions in the Credit Amount made during the last 15 days (September 1 through September 15) of the annual period. If a Substitute Letter of Credit is obtained by the Company, no refund of fees already paid shall be allowed, for any period after the cancellation of the Letter of Credit unless the Bank notified the Company after such commission was paid that increased costs will be payable pursuant to Section 2.05.

(c) Fees payable for the first annual period with respect to the Letter of Credit shall be fully earned and shall be nonrefundable in the event the Letter of Credit terminates during or at the end of such period. For each annual period thereafter, if the Letter of Credit expires or terminates, the Company shall be entitled to a rebate of the annual fee paid with respect to the expired or terminated Letter of Credit based upon the number of days remaining in the annual period during which such termination occurs.

(d) In addition to the fees payable under subsection (a) above, the Company shall pay to the Bank such amount as shall at the time of a transfer of the Letter of Credit then be the charge which the Bank is customarily making for transfers of similar letters of credit. Such charges shall be paid within ten days of receipt by the Company of a written statement therefor.

(e) For each draw on the Letter of Credit, the Company shall pay a processing fee in the amount of $75. The processing fee shall be due on the date such draw is made.

Section 2.05 Increased Costs

(a) If, after the date of delivery of this Agreement, any change in any law or regulation or in the interpretation, administration or enforcement thereof by any court or governmental authority charged with the administration thereof or any action by any governmental authority (whether or not constituting or resulting from such change) shall either

(1) impose, modify or deem applicable any reserve, assessment, special deposit or similar requirement against letters of credit issued by the Bank, or

(2) impose on the Bank any other condition regarding this Agreement or the Letter of Credit, and the result of any such event shall be to increase the cost to the Bank of issuing or maintaining the Letter of Credit (which increase in cost shall be the result of the Bank’s reasonable allocation of the aggregate of such cost increases resulting from such events and shall be calculated without giving effect to any participation granted in the Letter of Credit), then, upon demand by the Bank, the Company shall pay to the Bank from time to time, within 30 days of the Company’s receipt of the certificate referred to in paragraph 2.05(b) below, as specified by the Bank in writing, such additional amounts which shall be sufficient to compensate the Bank for the portion of such increased costs that are allocable to the Letter of Credit.

(b) The Bank shall deliver to the Company a certificate as to such increased costs incurred by the Bank as a result of any event referred to in subsection (a) of this Section, and such certificate shall be conclusive, absent manifest error, as to the amount thereof. In making the determination contemplated by such certificate, the Bank may make such reasonable, estimates, assumptions, allocations, and the like that the Bank deems to be appropriate.

(c) The Bank shall make a good faith effort to notify the Company when the Bank becomes aware of circumstances that may in the future require the imposition of increased costs pursuant to this Section, but the failure to give such notice shall not preclude the imposition of such increased costs.

(d) If, after the date of this Agreement, the Bank shall have determined that the adoption or implementation of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the Bank’s capital, on this credit facility or otherwise, as a consequence of its obligations hereunder and under the Letter of Credit to a level below that which the Bank could have achieved but for such adoption, change or compliance (taking into consideration the Bank’s policies with respect to capital adequacy) by an amount deemed by the Bank to be material, then from time to time, promptly upon demand by the Bank, the Company hereby agrees to pay the Bank such additional amount or amounts as will compensate the Bank for such reduction. A certificate of the Bank claiming compensation under this subsection and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive absent manifest error. In determining any such amount, the Bank may use any reasonable averaging and attribution methods.

(e) Upon the occurrence of any of the events described in paragraphs 2.05(a) or (d) above, the Company may, at its option, provide a substitute letter of credit for the Letter of Credit, in which event the Bank will refund any prepaid Letter of Credit fees provided all Obligations have been paid in full.

Section 2.06. Place and Time of Payments

(a) All payments by the Company to the Bank hereunder shall be made in lawful currency of the United States and in immediately available funds to the Bank at its address set forth in Section 6.05 hereof or at such other address within the continental United States as shall be specified by the Bank by notice to the Company.

(b) All amounts payable by the Company to the Bank hereunder for which a payment date is expressly set forth herein (including without limitation payments due pursuant to Sections 2.02 and 2.04) shall be payable without notice or written demand by the Bank. All amounts payable by the Company to the Bank hereunder for which no payment date is expressly set forth herein shall be payable on written demand by the Bank to the Company within 15 days of receipt thereof.

(c) The Bank may, at its option, send written notice to the Company of amounts payable pursuant to Sections 2.02 and 2.04, but the failure to send such notice shall not affect or excuse the Company’s obligation to make payment of the amounts required by such Sections on the due date specified in such Sections.

(d) Payments which are due on a day which is not a Business Day shall be payable on the next succeeding Business Day, and any interest payable thereon shall be payable for such extended time at the specified rate.

Section 2.07 Late Payments

With respect to all amounts payable to the Bank by the Company pursuant to this Article (i) which are not paid on the due date, in the case of amounts payable on a specified date, or (ii) which are not paid within 15 days of written notice to the Company, in the case of amounts payable on demand, the Company agrees to pay to the Bank on demand interest at a variable per annum rate equal to 2% in excess of the Commercial Base Rate for each day from the specified date of payment, or the date of written demand for payment, as the case may be, to the date payment is made.

Section 2.08 Computation of Charges

The interest and charges provided for in this Agreement payable in arrears based upon annual rates shall be computed on the basis of a 365-day year, for actual days elapsed. All interest rates based upon the Commercial Base Rate shall change when and as the Commercial Base Rate shall change, effective on the opening of business on the date of any such change, unless such change is announced after the close of regular banking hours, in which case such change shall be effective on the following day.

Section 2.09 Statements of Account

The Bank will deliver to the Company within a reasonable time after request a statement of charges and payments made pursuant to this Agreement.

Section 2.10 Obligations of the Company Absolute

The obligations of the Company under this Agreement shall be absolute, unconditional, and irrevocable and shall be paid strictly in accordance with the terms of this Agreement, under all circumstances whatsoever, including, without limitation, the following:

(1) any lack of validity or enforceability of all or any of the Letter of Credit, the Bonds, or any Financing Document;

(2) any amendment or waiver of or any consent to departure from all or any of the Letter of Credit, the Bonds, or any Financing Document unless consented to in writing by the Bank and the Company;

(3) the existence of any claim, setoff, defense or other rights which the Company may have at any time against any Financing Participant, or any other person or entity, whether in connection with this Agreement, the Letter of Credit, the Bonds, or any Financing Document, or any unrelated transaction;

(4) any statement or any other document presented under the Letter of Credit proves to be forged, fraudulent, invalid or insufficient in any respect or any statement therein proves to be untrue or inaccurate in any respect whatsoever;

(5) payment by the Bank under the Letter of Credit against presentation of a draft or certificate which does not comply with the terms of the Letter of Credit, provided such payment shall not have constituted gross negligence or willful misconduct by the Bank; and

(6) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, provided the same shall not have constituted gross negligence or willful misconduct by the Bank.

No act of commission or omission of any kind at any time on the part of the Bank in respect of any matter whatsoever, except for the gross negligence or willful misconduct of the Bank, shall in any way affect or impair any right, power or benefit of the Bank under this Agreement and, to the extent permitted by applicable law, no setoff, claim, reduction, diminution of any obligation, or any defense of any kind or nature which the Company may have against the Bank, except for the gross negligence or willful misconduct of the Bank, shall be available against the Bank in any suit or action brought by the Bank to enforce any right, power or benefit under this Agreement.

Section 2.11 Pledged Bonds

(a) As additional security for the performance of its obligations under this Agreement, the Company hereby pledges, assigns, hypothecates and transfers to the Bank all of its right, title and interest in and to the Pledged Bonds, and does hereby grant to the Bank a security interest in the Pledged Bonds and all amounts payable thereon and the proceeds thereof.

(b) If the Bank is reimbursed for the purchase price of Pledged Bonds with respect to which a C Drawing has been made, such Pledged Bonds shall be released from the pledge and assignment made hereby and shall be delivered to or upon the order of the Company.

(c) All payments of principal and interest on Pledged Bonds shall be made directly to the Bank. If, while the Bank or its designated agent holds Pledged Bonds, the Company shall receive any interest or principal payment in respect of such Pledged Bonds, the Company agrees to accept the same as agent for the Bank and to hold the same in trust on behalf of the Bank and to deliver the same forthwith to the Bank. All sums of money so paid in respect of principal, premium or interest on such Pledged Bonds which are received by the Company and paid to the Bank, or which shall be received directly by the Bank from the Trustee, shall be credited against the reimbursement obligation of the Company as provided in Section 2.02(d).

(d) If an Event of Default exists, the Bank may, without notice, exercise all rights, privileges or options pertaining to any Pledged Bonds as if it were the absolute owner thereof, upon such terms and conditions as it may determine, all without liability except to account to the Company for property actually received by it. In addition to the rights and remedies granted to it in this Agreement, the Bank or its designated agent shall have the authority to exercise all rights and remedies of a secured party under the Alabama Uniform Commercial Code. The Company shall be liable for the deficiency if the proceeds of any sale or other disposition of the Pledged Bonds and the Collateral are insufficient to pay all amounts to which the Bank is entitled. The Bank shall have no duty to exercise any of such rights, privileges or options and shall not be responsible for any failure to do so or any delay in so doing.

(e) Except as contemplated herein, without the prior written consent of the Bank, the Company agrees that it will not sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Pledged Bonds, nor will it create, incur or permit to exist any pledge, lien, mortgage, hypothecation, security interest, charge, option or any other encumbrance with respect to any of the Pledged Bonds, or any interest therein, or any proceeds thereof, except for the lien and security interest provided for by this Agreement.

(f) The Company further agrees to do or cause to be done all such other reasonable acts and things as may be necessary to make any disposition or sale of any portion or all of the Pledged Bonds permitted by this Agreement valid and binding and in compliance with any and all applicable laws, regulations, orders, writs, injunctions, decrees or awards of any and all courts or governmental authorities having jurisdiction over any such disposition or sales, all at the Company’s expense.

ARTICLE 3

CONDITIONS PRECEDENT TO

ISSUANCE OF LETTER OF CREDIT

Section 3.01 Conditions Precedent to Issuance of Letter of Credit

The obligation of the Bank to issue the Letter of Credit is subject to the receipt by the Bank of the following documents, each of which shall be satisfactory to the Bank in form and substance:

(1) Financing Documents. An executed counterpart of each of the Financing Documents.

(2) Issuance of Bonds. Evidence that the Bonds shall have been executed, issued, authenticated, and delivered by the Company to the purchaser thereof.

(3) Official Statement. A copy of the Official Statement distributed in connection with the offering and sale of the Bonds, executed or certified on behalf of the Company.

(4) Opinion of Bond Counsel. An opinion of bond counsel (Roy S. Goldfinger, P.C., Montgomery, Alabama) in form and substance satisfactory to the Bank.

(5) Opinion of Counsel for the Company. An opinion of counsel for the Company (Gullahorn & Hare, P.C., Albertville, Alabama) in form and substance satisfactory to the Bank.

(6) Opinion of Counsel for Corporate Guarantor. An opinion of counsel for the Corporate Guarantor (Lawrence M. Gold, P.C., Atlanta, Georgia) in form and substance satisfactory to the Bank.

(7) Opinion of Counsel for the Board. An opinion of counsel for the Board (Burke & Beuoy, Arab, Alabama) in form and substance satisfactory to the Bank.

(8) Approvals of Company. A certified copy of proceedings of the Company with respect to action taken by the Company approving the Financing Documents and the consummation of the transactions contemplated thereby.

(9) Approvals of Corporate Guarantor. A certified copy of proceedings of the Corporate Guarantor with respect to action taken by the Corporate Guarantor approving the Credit Guaranty and the consummation of the transactions contemplated thereby.

(10) Certificate of the Company. A certificate by the Company to the effect that, as of the date of delivery of the Letter of Credit and after giving effect thereto: (i) no Event of Default shall have occurred and be continuing; (ii) no event shall have occurred and be continuing which, with notice or lapse of time or both, would constitute an Event of Default under this Agreement, and (iii) the representations and warranties made by the Company in Section 4.01 hereof shall be true on and as of such date with the same force and effect as if made on and as of such date.

(11) Insurance. Copies of all insurance policies required hereby.

(12) Title Policy. A title insurance policy or policies issued by Chicago Title Insurance Company, or other title insurance company acceptable to the Bank, in the amount of $1,400,000, insuring the mortgage lien created by the Mortgage and the Mortgage and Security Agreement dated as of September 1, 2000 from the Board and the Company to the Bank securing the Taxable Credit Agreement referred to in Section 5.01(13) hereof. Such policy or policies must affirmatively insure against mechanics’ and materialmen’s liens and must not contain any “pending disbursement clause” or any exception for defects, encumbrances, or rights of parties in possession that would be disclosed by an inspection or accurate survey of the real property constituting a part of the Collateral. The policy may contain only the permitted exceptions and encumbrances, as shall be acceptable to the Bank and shall otherwise be in form and content satisfactory to the Bank.

(13) UCC Report. A report from the offices where Uniform Commercial Code financing statements would be properly filed with respect to property and interests of the Company located in the State of Alabama indicating that there are no liens against that portion of the Collateral constituting personal property except for liens as shall be acceptable to the Bank.

(14) Survey. A survey of the real property constituting a part of the Collateral prepared by a registered land surveyor, dated not earlier than 90 days prior to the date of delivery of the Letter of Credit, showing the relation of such real property to public roads for access purposes, the location of all structures then situated on such real property, and all easements, rights-of-way, encroachments, setback lines and other encumbrances visible or listed in the title insurance policy delivered to the Bank, and certifying that no part of such real property is located within a flood plain.

(15) Credit Guaranty. The Credit Guaranty of the Corporate Guarantor in favor of the Bank guaranteeing all of the Obligations of the Company hereunder.

(16) Additional Evidence. Such additional legal opinions, certificates, proceedings, instruments, and other documents as the Bank or its counsel may reasonably request to evidence (i) compliance by the Company with legal requirements, (ii) the truth and accuracy, as of the date of delivery of the Letter of Credit, of the representations of Company contained in the Financing Documents, and (iii) the due performance or satisfaction by the Company, at or prior to the date of delivery of the Letter of Credit, of all agreements then required to be performed and all conditions then required to be satisfied by the Company pursuant to the Financing Documents.

ARTICLE 4

REPRESENTATIONS AND COVENANTS

Section 4.01 General Representations of the Company

The Company makes the following representations and warranties as the basis for the undertakings on its part herein contained:

(1) It is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Delaware, and is authorized to do business in the State of Alabama and in all other jurisdictions in which the character of its properties or the nature of its business requires such qualifications or authorization.

(2) It has the power and authority to own its properties and assets and to carry, on its business as now being conducted and as now proposed to be conducted.

(3) Its financial statements that have been furnished to the Bank are complete and correct in all material respects and fairly present its financial condition as of the date or dates indicated and for the periods involved. There has been no materially adverse change in its financial condition or operations since the date of its most recent financial statements furnished to the Bank.

(4) It has good and marketable title to all its properties and assets reflected on its most recent balance sheet furnished to the Bank, except for such properties and assets as have been disposed of since the date of such balance sheet as no longer used or useful in the conduct of its business or as have been disposed of in the ordinary course of its business. All such properties and assets are free and clear of liens of any nature, except as disclosed in such financial statements.

(5) It has filed or caused to be filed all federal, state and local tax returns which are required to be filed by it as of the date hereof, and has paid or caused to be paid all taxes as shown on such returns or on any assessments received by it to the extent that such taxes have become due and payable, except such taxes or returns the failure to pay or file would not have a material adverse affect on the business or operations of the Company.

(6) It has not used, and does not intend to use, any part of the proceeds of the Bonds, and has not incurred any indebtedness to be reduced, retired, or purchased by it out of such proceeds, for the purpose of purchasing or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, and it does not own and has no intention of acquiring any such margin stock.

(7) The execution and delivery of the Financing Documents to which it is a party does not involve any prohibited transaction within the meaning of the Employee Retirement Income Security Act of 1974, as amended (ERISA), of the Internal Revenue Code. It has fulfilled its obligations, if any, under minimum funding standards of ERISA and is in compliance in all material respects with the applicable provisions of ERISA.

(8) It has full legal power to consummate the transactions contemplated by the Financing Documents to which it is a party.

(9) By proper action of its members it has duly authorized the execution and delivery of the Financing Documents to which it is a party and the consummation of the transactions contemplated therein.

(10) It has obtained all consents, approvals, authorizations, and orders of governmental authorities that are required to be obtained by it as a condition to the execution and delivery, of the Financing Documents to which it is a party.

(11) The execution and delivery by it of the Financing Documents to which it is a party and the consummation by it of the transactions contemplated therein do not and will not (i) conflict with, be in violation of, or constitute (upon notice or lapse of time or both) a default under its articles of organization or operating agreement or any indenture, mortgage, deed of trust or other contract, agreement or instrument to which it is a party or is subject, or any resolution, order, rule, regulation, writ, injunction, decree or judgment of any governmental authority or court having jurisdiction over it which would result in a material adverse effect on the business or operations of the Company or (ii) result in or require the creation or imposition of any lien of any nature upon or with respect to any of its properties now owned or hereafter acquired, except as contemplated by the Financing Documents.

(12) The Financing Documents to which it is a party constitute legal, valid, and binding obligations of the Company and are enforceable against it in accordance with the terms of such instruments, except as enforcement thereof may be limited by (i) bankruptcy, insolvency, or other similar laws affecting the enforcement of creditors’ rights and (ii) general principles of equity, regardless of whether such enforceability is considered in a proceeding at equity or at law.

(13) Except as described in the Official Statement relating to the Bonds, there is no action, suit, proceeding, inquiry or investigation pending before any court or governmental authority, or, to the best of the Company’s knowledge, threatened against it or affecting it or its properties, that (i) involves the consummation of the transactions contemplated by, or the validity or enforceability of, any of the Financing Documents or (ii) could have a materially adverse impact upon its financial condition or operations.

(14) All utility and sanitary, sewage services necessary, for the use of the Project are available to the Project.

(15) Neither the Company nor any of the Collateral is in violation of any easements, covenants or restrictions affecting any the Collateral, the violation of which could have a material adverse effect on the business or operations of the Company.

(16) It has obtained all necessary licenses, franchises, permits, certificates of need and other authorizations necessary for the operation of the Collateral under applicable laws, ordinances, and regulations, except where the failure to do so would not have a material adverse affect on the business or operations of the Company.

(17) Neither the Collateral nor the Company is in material violation of, or subject to, any existing, pending, or to the Company’s knowledge, threatened investigation or inquiry by any governmental authority or any remedial obligations under any applicable laws, rules or regulations pertaining to health or the environment, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”) or the Resource Conservation and Recovery Act of 1976, as amended (“RCRA”), and there are no facts, conditions or circumstances known to it which are likely to result in any such investigation or inquiry if such facts, conditions and circumstances, if any, were fully disclosed to the applicable governmental authority, and the Company will promptly notify the Bank if the Company becomes aware of any such facts, conditions or circumstances or any such investigation or inquiry; the Company has obtained all material permits, licenses, or similar authorizations to construct, occupy, operate or use any buildings, improvements, fixtures or equipment in connection with the Collateral constructed or to be constructed by reason of any environmental laws, rules or regulations; no oil, toxic or hazardous substances, solid wastes, irritants, contaminants, or infectious or medical wastes have been disposed of or released at the site of the Collateral, except in the ordinary course of business and in compliance with all applicable laws and regulations, and the Company agrees that it will not in its use of such property dispose of or release oil, toxic or hazardous substances, solid wastes, irritants, contaminants, or infectious or medical wastes on such property except in the ordinary course of business and in compliance with all applicable laws and regulations, (the terms “hazardous substance” and “release” shall have the meanings specified in CERCLA, and the terms “solid waste” and “disposal,” “dispose” or “disposed” shall have the meanings specified in RCRA, except that if such acts are amended to broaden the meanings thereof, the broader meaning shall apply herein).

(18) No proceedings are pending, or, to the best of the Company’s knowledge, threatened, to acquire any power of condemnation or eminent domain, with respect to the Collateral or any interest therein, or to enjoin or similarly prevent or restrict the operation of the Collateral in any manner.

Section 4.02 Corporate Existence

The Company shall do or cause to be done all things necessary to keep its legal existence in full force and effect and shall not merge with any other entity or dissolve or transfer all or substantially all its assets to any other person without the prior written consent of the Bank.

Section 4.03 Accounting Records

The Company will maintain proper books of record and account, in which full and correct entries regarding its business and affairs will be made.

Section 4.04 Reports to Bank

The Company shall furnish or cause to be furnished to the Bank:

(1) Not later than 30 days after the end of each calendar month, an unaudited income and expense statement and balance sheet of the Company certified by the chief financial officer of the Company, together with statements in comparative form for the preceding month.

(2) Not later than 105 days after the end of each fiscal year of the Corporate Guarantor, audited financial statements of income and retained earnings of the Corporate Guarantor and its Subsidiaries on a consolidated and consolidating basis for such fiscal year, together with statements in comparative form for the preceding such fiscal year, prepared by an independent certified public accountant acceptable to the Bank.

(3) Together with the financial statements required by paragraphs (1) and (2) above, a certificate of the chief financial officer of the Company stating that, except as disclosed in such certificate, (i) no event of default exists under any of the Financing Documents to which the Company is a party or under any instrument evidencing or securing any other indebtedness or contingent liability of the Company, and (ii) no event has occurred and is continuing which, with notice or lapse of time or both, would constitute an event of default under any of the Financing Documents to which the Company is a party or under any instrument evidencing or securing any other indebtedness or contingent liability of the Company. If any such event of default exists or any such event has occurred and is continuing, such certificate shall contain a description of the nature and extent thereof.

(4) Such other information regarding the Collateral or the financial condition or operations of the Company as the Bank shall reasonably request.

Section 4.05 Incorporation of Covenants by Reference

The Company agrees that it will perform and comply with each and every covenant and agreement required to be performed or observed by it in the Financing Documents, which provisions, as well as related defined terms contained therein, are hereby incorporated by reference herein with the same effect as if each and every such provision were set forth herein in its entirety. To the extent that any such incorporated provision permits the Trustee or the holders of one or more Bonds or any other person to waive compliance with such provision or requires that a document, opinion or other instrument or any event or condition be acceptable or satisfactory to the Trustee or the holders of one or more Bonds or any other person, for purposes. of this Agreement, such provision shall be complied with only if it is waived by the Bank and such document, opinion or other instrument and such event or condition shall be acceptable or satisfactory only if it is acceptable and satisfactory to the Bank. No amendment to such covenants and agreements or defined terms made pursuant to any of the Financing Documents shall be effective to amend such covenants and agreements and defined terms as incorporated by reference herein without the consent of the Bank.

Section 4.06 Payment of Taxes

The Company will pay or cause to be paid as they become due and payable, prior to penalty or the expiration of applicable grace periods, all taxes, assessments and other governmental charges lawfully levied or assessed or imposed upon it or its properties or any part thereof or upon any income therefrom; provided, that the Company shall not be required to pay and discharge or cause to be paid and discharged any such tax, assessment or governmental charge to the extent that the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings, the Company promptly notifies the Bank of such contest and the Company shall have established and maintain with the Bank security satisfactory to the Bank, or established reserves with respect thereto in accordance with generally accepted accounting principles, against any loss, damage or injury that may result if the Company is unsuccessful in such contest. The Bank may, at its option, require the Company to make monthly escrow deposits with the Bank for annual payments of ad valorem taxes and hazard insurance premiums.

Section 4.07 Maintenance of Properties

The Company will cause all its properties necessary or useful in the conduct of its business to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, alterations, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

Section 4.08 Operation of Collateral

The Company will conduct the operation of the Collateral at all times in a prudent manner in compliance with applicable laws and regulations relating thereto and will maintain in effect all material licenses, permits, and certificates necessary for the use and operation of the Collateral.

Section 4.09 Amendments to Financing Documents

Unless the Bank shall otherwise consent in writing (which consent may be granted or refused in the Bank’s reasonable discretion), the Company agrees not to enter into or consent to or effectuate any amendment to or assignment of any of the Financing Documents.

Section 4.10 Other Agreements

The Company shall not enter into any agreement containing any provision which would be violated or breached by the performance of its obligations hereunder or under the Financing Documents or under any instrument or document delivered or to be delivered by it hereunder or in connection therewith.

Section 4.11 Financing of Project

Simultaneously with the closing of the sale of the Bonds, the Company shall cause the Board to apply the net proceeds received from the sale of the Bonds for the following purposes and in the following order:

(1) There shall be paid all costs of the issuance of the Bonds including, without limitation, all recording costs, appraisal fees, legal fees and expenses (including the legal fees and expenses of the Bank’s counsel), engineering fees, printing costs, and fiscal agent’s fees.

(2) The balance of the proceeds of the Bonds shall be deposited in the Construction Fund created under the Indenture and disbursed as therein provided.

Section 4.12 Encumbrances

The Company shall not create or suffer to exist any assignment, mortgage, pledge, security interest, conditional sale or other title retention agreement, lien, charge or encumbrance upon any of the Collateral, except as permitted in the Mortgage.

Section 4.13 Maintenance of Insurance

The Company will at all times maintain and keep in force insurance of the types and in the amounts customarily carried in lines of business similar to the Company’s and such other insurance as the Bank may reasonably require, including, without limitation, property insurance indicating all-risk coverage on all improvements and contents of the Project, in each case in amounts sufficient to cover the replacement of the cost of the subject property, containing a replacement cost endorsement, and insuring against such potential causes of loss as shall be required by the Bank, including, but not limited to loss or damage from wind, fire, ice and subsidence. The Company shall provide the Bank a mortgagee endorsement with respect thereto. The Company will also provide business interruption insurance in an amount mutually acceptable to the Company and the Bank. All policies shall name the Bank as mortgagee and loss payee and provide that the Bank shall receive not less than 30 days written notice of cancellation. The Company will also maintain and provide the Bank with evidence of liability insurance, satisfactory to the Bank, and will provide workman’s compensation insurance, in an amount required by Alabama law. In the event the survey indicates that any of the Project lies within a flood hazard area, the Company agrees to furnish flood insurance as required by the Bank. The issuer and form of all policies shall be subject to the Bank’s review and approval. The Company shall deliver to the Bank from time to time at the Bank’s request copies of all such insurance policies and certificates of insurance and schedules setting forth all insurance then in effect.

Section 4.14 Compliance with Environmental Laws

The Company will at all times maintain all of its real property and business operations in compliance with all applicable present and future federal, state and local environmental laws, regulations and court or administrative orders relating to pollution control and environmental contamination unless such failure to comply would not have a material adverse effect on the Company; and immediately notify the Bank of any knowledge, notice, actions, lien or other similar action alleging either the location of any hazardous substances or the violation of any environmental laws with respect to such real property.

Section 4.15 Damage and Destruction

(a) If before the Obligations are paid in full, all or any portion of the Collateral is damaged or destroyed by fire, explosion or other hazard, and if the Company, within ten days after the event causing such damage or destruction, advises the Bank in writing that in the Company’s opinion the Collateral can be restored within six months after such event to substantially the same operating utility that it had prior to such event, then at the Company’s request the net proceeds of insurance resulting from such damage or destruction shall be given to the Company to be used, to the extent necessary, for the purpose of reconstructing any damaged portion of the Collateral or remedying a loss thereof, provided, however, that if the damage or loss is of an amount in excess of $250,000 such proceeds shall be held by the Bank prior to reconstruction or reinvestment in the Collateral and paid over to the Company only upon delivery, of invoices. or other appropriate documentation. Any net proceeds of insurance that are not paid to the Company pursuant to the preceding sentence shall be paid to the Trustee and applied toward prepayment of the Obligations, in any order, whether or not then due.

(b) If before all Obligations are paid in full, all or any portion of the Collateral is damaged or destroyed by fire, explosion or other hazard, and if the Company fails to advise the Bank, within ten days after the event causing such damage or destruction, that in the Company’s opinion the Collateral can be restored within six months after the event causing such damage or destruction to substantially the same operating utility it had prior to such event, then at the option of the Bank, the net proceeds of insurance resulting from such damage or destruction shall be paid to the Bank and applied toward prepayment of the Obligations, in any order, whether or not then due.

Section 4.16 Condemnation

If before all Obligations are paid in full, title to, or the temporary, use of, the Collateral or any portion thereof is taken under the exercise of the power of eminent domain by any governmental body or by any person, firm or corporation acting under governmental authority, the proceeds received by the Company and/or the Bank from any award in such eminent domain proceedings shall be applied and certain related actions shall be taken as follows:

(1) if in the Bank’s reasonable opinion exercised in good faith such taking does not significantly impair the operating utility of the Collateral, then the proceeds of such award shall be paid to the Company;

(2) if in the Bank’s reasonable opinion exercised in good faith such taking significantly impairs the operating utility of the Collateral and

A. in the Company’s opinion, repairs, restorations modifications, relocations, rearrangements and acquisitions of substitute facilities and improvements can be made within three months after such taking to the extent necessary to restore the Collateral to substantially the same operating utility that it had prior to such taking and the Company agrees to make such restoration and pay all of the costs thereof in excess of the proceeds of such award, then the proceeds of such award shall be paid to the Company; or

B. in the Company’s opinion, the Collateral cannot within three months after such taking be restored to substantially the same operating utility that it had prior to such taking, or if the Company does not agree to undertake such restoration and pay the costs thereof in excess of the proceeds of such award, then the proceeds of such award shall be paid to the Bank and applied toward prepayment of the Obligations, in any order, whether or not then due.

Section 4.17 Redemption of Bonds

The Company agrees to cause the Board to redeem outstanding Bonds pursuant to the optional redemption provisions contained in Article [6] of the Indenture in accordance with the following schedule:

Redemption Date (September 1)	Principal Amount to be Redeemed
2002	$315,000
2003	345,000
2004	380,000
2005	420,000
2006	465,000
2007	515,000
2008	560,000

The provisions of this Section 4.17 are for the benefit of the Bank only and may be waived or terminated at any time by the Bank and may be modified or amended at any time by the written agreement of the Bank and the Company without the consent of the Trustee or any other party.

Section 4.18 Disposition of Collateral

The Company hereby agrees that as long as any of the Obligations hereunder of the Company to the Bank remain unpaid, the Company, unless the Bank consents in writing, shall not sell, assign, lease, convey or otherwise dispose of any portion of the Collateral in any one fiscal year having an aggregate market value in excess of $100,000, wherever located, whether, now owned or hereafter acquired, or permit any Subsidiary to do so, except in the ordinary course of business. In addition, the Company may repair or replace inadequate, obsolete or worn out machinery and equipment so long as the Company substitutes other machinery or equipment therefor of equal or greater value or so long as the Company pays to the Trustee the proceeds of sale therefrom as a prepayment of

Basic Rent (as defined in the Lease Agreement) to be used to redeem Bonds on the earliest permissible redemption date.

Section 4.19 Creation of Liens

The Company hereby agrees that as long as any of the Obligations hereunder of the Company to the Bank remain unpaid, the Company, unless the Bank consents in writing, shall not create, incur or permit any mortgage, encumbrance, lien, or security interest against any of the Collateral except (i) those currently outstanding, (ii) those pledged previously to the Bank or incurred pursuant to this Agreement, (iii) deposits regarding worker’s compensation unemployment insurance, pensions or other employee benefits, (iv) tax liens for taxes not due or which are being contested in good faith, during any fiscal year or (v) materialmen’s lien for sums not yet due and payable.

Section 4.20 Financial Covenant

The Company shall maintain a minimum annual EBITDA of not less than $3,000,000 as shown on the consolidating annual audited financial statements of the Corporate Guarantor. As used herein the term “EBITDA” means, for any period, without duplication, the total of the following for the Company and its Subsidiaries on a consolidated basis, each calculated for such period: (1) net income determined in accordance with GAAP; plus, to the extent included in the calculation of net income, (2) the sum of (a) income and franchise taxes paid or accrued; (b) interest expense, net of interest income, paid or accrued; (c) amortization and depreciation; (d) other non-cash charges (including any occurring on an extraordinary or non-recurring basis, but excluding accruals for cash expenses made in the ordinary course of business); and (e) extraordinary or non-recurring “cash” losses; less, to the extent included in the calculation of net income, (3) the sum of (a) the income of any Person (other than wholly-owned Subsidiaries of the Company) in which the Company or a wholly-owned Subsidiary of the Company has an ownership interest except to the extent such income is received by the Company or such wholly-owned Subsidiary in a cash distribution during such period; (b) gains from sales or other dispositions of assets (other than inventory in the normal course of business); and (c) extraordinary or non-recurring gains. As used herein the term “Person” means natural persons, sole proprietorships, corporations (which shall be deemed to include business trusts), unincorporated organizations, associations, companies, institutions, entities, joint ventures, partnerships, limited liability companies, governments (whether national, federal, state, county, city, municipal or otherwise) and any governmental instrumentality, division, agency, body or department. As used herein the term “GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board that are applicable to the circumstances as of the date of determination.

ARTICLE 5

EVENTS OF DEFAULT AND REMEDIES

Section 5.01 Events of Default

Any one or more of the following shall constitute an event of default (an “Event of Default”) under this Agreement (whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1) default in any payment required under Article 2 hereof as and when the same shall become due and payable; or

(2) default in the performance or breach of any covenant or warranty of the Company in this Agreement (other than a covenant or warranty, a default in the performance or breach of which is elsewhere in this Section specifically dealt with), and the continuance of such default or breach for a period of 30 days after there has been given to the Company by the Bank a written notice specifying such default or breach; or

(3) the filing of a petition in bankruptcy (or other commencement of a bankruptcy or similar proceeding) by the Company under any applicable bankruptcy, insolvency, reorganization, or similar law now, or hereafter in effect; or

(4) the filing of a petition in bankruptcy (or other commencement of a bankruptcy or similar proceeding) against the Company under any applicable bankruptcy, insolvency, reorganization or similar law, now or hereafter in effect, and such petition shall not be discharged or dismissed within 90 days after the date on which such petition was filed; or

(5) any representation or warranty made by the Company herein or in any document, instrument or certificate furnished to the Bank in connection with the issuance of the Letter of Credit or the consummation of the transactions contemplated by the Financing Documents shall at any time prove to have been false or incorrect in any material adverse respect as of the time made; or

(6) the occurrence of an Event of Default, as therein defined, under any Financing Document and the expiration of the applicable grace period, if any, specified therein; or

(7) if a judgment in excess of $100,000 is rendered against the Company or any Subsidiary and such judgment not having been satisfied or released by the holder thereof within a period of 30 days after final adjudication thereof.

(8) if any executive officer of the Company shall receive notice or otherwise have knowledge of hazardous discharge or environmental complaint which may have a material adverse effect on the Company, and the Company shall fail to give notice of such hazardous discharge or environmental complaint to the Bank within 48 hours of such executive officer’s first knowledge thereof.

(9) If there exists any “prohibited transaction” under Section 406 of the Employee Retirement Income Security Act (ERISA) or Section 4975 of the Internal Revenue Code, or any existence “of any reportable event” under Section 4043 of ERISA, in any employee benefit plan of the Company or any Subsidiary, subject to ERISA or there occurs the termination of any defined benefit plan of the Company or any Subsidiary, and such transaction, event or termination has a material adverse effect on the Company or creates a lien on any assets of the Company superior to the security interest granted the Bank in the Financing Documents and such lien remains outstanding for a period of 30 days without discharge.

(10) If the Company or any Subsidiary abandons its business, either voluntarily or involuntarily.

(11) If the Company sells or otherwise transfers or encumbers the Project or any portion of the Collateral without the prior written consent of the Bank except as may be permitted by the Financing Documents.

(12) If an “Event of Default” occurs and is continuing on the part of the Corporate Guarantor under the Credit Guaranty as that term is defined therein.

(13) If an “Event of Default” shall occur and be continuing on the part of the Company under that certain Tax-Exempt Credit Agreement dated as of September 1, 2000 between the Company and the Bank relating to $1,000,000 in aggregate principal amount of Industrial Development Revenue Bonds (Hyco Alabama Project) Series 2000 issued by the Board, the proceeds of which are to be used to finance a portion of the costs of the Project and pay certain issuance costs.

Section 5.02 Remedies

(a) Upon the occurrence of any Event of Default, regardless of any requirement that notice be given or a period of time elapse, the Bank shall have the absolute right and at its option and election and in its sole discretion to exercise alternatively or cumulatively any or all of the remedies set forth in this Section 5.02.

(b) Without limitation upon the provisions of paragraph (a) above, if any Event of Default shall have occurred and be continuing, the Bank may exercise any of the following remedies:

(1) give written notice of an Event of Default under the Credit Agreement to the Trustee directing the Trustee to effect a mandatory tender of the Bonds as provided in Section 302(a)(v) of the Indenture; or

(2) give written notice of an Event of Default under the Credit Agreement to the Trustee directing the Trustee to “accelerate the Bonds” pursuant to Sections 601(g)(ii) and 602 of the Indenture, whereupon an event of default shall occur under the Indenture, and the Trustee shall declare the Bonds immediately due and payable and shall make a draw under the Letter of Credit to pay the principal of the Bonds and the interest thereon to the date of such declaration; or

(3) upon notice to the Company, declare all amounts, if any, not otherwise immediately due under this Credit Agreement to be, and all such amounts shall thereupon become, due and payable to the Bank, without presentment, demand, protest, or other notice of any kind, all of which are expressly waived, anything in this Credit Agreement to the contrary notwithstanding; or

(4) exercise any or all rights, powers or remedies granted the Bank under any or all of the Security Documents; or

(5) exercise its banker’s lien or right of set-off; or

(6) proceed to protect its rights by suit in equity, action at law or other appropriate proceedings, whether for the specific performance of any covenant or agreement of the Company herein contained or in aid of the exercise of any power or remedy granted to the Bank under any Financing Document.

Section 5.03 Acceleration of Reimbursement

If an Event of Default exists under this Agreement and the maturity of the Bonds has not been accelerated pursuant to Section [12.02] of the Indenture, the Company agrees to pay to the Bank, promptly upon demand by the Bank therefor, an amount equal to the maximum amount available to be drawn under the Letter of Credit. All amounts so paid to the Bank (or recovered by the Bank by legal or other action in the event the Company shall fail or refuse to make payment as required by this Section) shall be held by the Bank in reserve as security for reimbursement for any draws the Bank may be required to pay under the Letter of Credit with respect to which an acceleration has not occurred. The Bank may maintain any reserve held under the terms of this Agreement in any manner the Bank may see fit, and the Bank shall invest the same in such investment or investments (including but not limited to certificates of deposit issued by the

Bank) as the Bank may choose, subject to any applicable arbitrage restriction or regulation. The Bank shall not be required to pay, or to account to the Company or anyone else for, any interest or other earnings on any reserve at any time held by the Bank under this Agreement, except that any income or profits from any investment of such reserve made by the Bank shall become a part of such reserve. At such time as all of the Obligations have been paid in full and the Letter of Credit has been terminated, all amounts remaining in such reserve (if any) shall be paid to the Company.

Section 5.04 No Remedy Exclusive

No remedy herein conferred upon or reserved to the Bank is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Agreement or now or hereafter existing at law or in equity or by statute. No delay or omission to exercise any right or power accruing upon any default shall impair any such right or power or shall be construed to be a waiver thereof but any such right or power may be exercised from time to time and as often as may be deemed expedient.

Section 5.05 Agreement to Pay Attorneys’ Fees

If the Company should default under any of the provisions of this Agreement and the Bank should employ attorneys or incur other expenses for the collection of any payments due hereunder or the enforcement of performance or observance of any agreement or covenant on the part of the Company herein contained, the Company will, within 15 days of the Company’s receipt of demand therefor, pay to the Bank the reasonable fees of such attorneys and such other reasonable expenses so incurred.

Section 5.06 No Additional Waiver Implied by One Waiver

If any agreement contained in this Agreement should be breached by the Company and thereafter waived by the Bank, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder.

Section 5.07 Remedies Subject to Applicable Law

All rights, remedies and powers provided by this Article may be exercised only to the extent the exercise thereof does not violate any applicable provision of law in the premises, and all the provisions of this Article are intended to be subject to all applicable mandatory provisions of law which may be controlling in the premises and to be limited to the extent necessary so that they will not render this Agreement invalid or unenforceable.

Section 5.08 Waiver by Company

The Company hereby waives, as to the enforceability of this Agreement, except as set forth herein or in any of the other Financing Documents, presentation and demand for payment (or protest of nonpayment) of the Obligations or, until the Obligations have been fully paid, any rights of subrogation it may have against others by reason of performance under this Agreement.

ARTICLE 6

MISCELLANEOUS

Section 6.01 No Waiver

No failure or delay on the part of the Bank in exercising any right, power or remedy hereunder shall be construed as a waiver of such; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof. The remedies herein provided are cumulative and not exclusive of any other remedies provided by law.

Section 6.02 Entire Agreement

This Agreement contains the entire agreement between the parties relating to the subject matter hereof and supersedes all oral statements and prior writings and agreements with respect thereto.

Section 6.03 Review by Company

The Company expressly acknowledges that it has had an adequate opportunity to review this Agreement and all documents related thereto, that it is under no compulsion to execute this Agreement or any instruments contemplated herein, that it has not in any way relied upon the advice or recommendations of the Bank, its officers, shareholders, directors, employees, or attorneys, except as set forth in this Agreement.

Section 6.04 Waiver of Trial by Jury

TO THE EXTENT LEGALLY ENFORCEABLE, THE BANK AND THE COMPANY IRREVOCABLY WAIVE ALL RIGHTS TO A TRIAL BY JURY IN ANY COURT IN ANY ACTION: (a) THE BANK BRINGS TO COLLECT AMOUNTS OWED THE BANK UNDER THIS AGREEMENT AND (b) ALLEGING THAT (i) THE BANK HAS BREACHED THIS AGREEMENT, OR ANY AGREEMENT RELATING TO THIS AGREEMENT, (ii) THE BANK HAS BREACHED ANY OTHER AGREEMENT, EXPRESS OR IMPLIED, (iii) THE BANK OR ANY OF ITS OFFICERS, EMPLOYEES OR AGENTS HAVE ACTED WRONGFULLY, NEGLIGENTLY OR OTHERWISE TORTIOUSLY WITH RESPECT TO THE COMPANY.

To the extent that any court of competent jurisdiction determines that such jury waiver is inapplicable or unenforceable with respect to any claim or dispute, such claim or dispute shall be submitted to and settled by final and binding arbitration under the Federal Arbitration Act or other applicable law pursuant to the Commercial Arbitration Rules of the American Arbitration Association. Such proceeding shall be held before a single arbitrator who is an active attorney or retired judge. The party against which the decision is rendered shall pay the costs and reasonable attorneys’ fees of the prevailing party for any arbitration proceeding.

Section 6.05 Notices

(a) Any request, demand, authorization, direction, notice, consent, or other document provided or permitted by this Agreement to be made upon, given or furnished to, or filed with, the Company or the Bank shall be sufficient for every purpose hereunder if in writing and (except as otherwise provided in this Agreement) either (i) delivered personally to the party or, if such party is not an individual, to an officer, partner, member or other legal representative of the party to whom the same is directed, or (ii) mailed by registered or certified mail, postage prepaid and addressed as follows:

If to the Company:

Hyco Alabama LLC

100 Galleria Parkway NW, Suite 1000

Atlanta, Georgia 30339

If to the Bank:

Regions Bank

8 Commerce Street

Montgomery, Alabama 36104

Attention: Lee Clapp

Any of such parties may specify a different address for the receipt of such documents by mail by giving notice of the change in address to the other party as provided in this Section.

(b) Any such notice or other document shall be deemed to be received (i) as of the date delivered, if delivered personally in accordance with subsection (a)(i) of this Section, or (ii) as of three days after the date deposited in the mail, if mailed in accordance with subsection (a)(ii) of this Section.

Section 6.06 Indemnification

(a) The Company agrees to defend, indemnify, and hold harmless the Bank, its directors, officers, employees, and agents (the “Indemnitees”) from and against any and all claims, demands, judgments, damages, actions, causes of action, injuries, orders, penalties, reasonable costs and expenses, (including without limitation, costs of court and reasonable attorney’s fees) of any kind whatsoever in connection with the execution and delivery or transfer of or payment or failure to pay under the Letter of Credit; provided, however, said indemnities shall not apply to any claims, damages, lawsuits, liabilities, costs, or expenses to the extent, but only to the extent, caused by (i) the willful misconduct or negligence of the Bank in determining whether a draft or certificate presented under the Letter of Credit complied with the terms of the Letter of Credit; or (ii) the Bank’s negligent or willful failure to pay under the Letter of Credit after presentation to it by the Trustee of a draft and certificate strictly complying with the terms and conditions of the Letter of Credit.

(b) The Company shall indemnify and hold the Bank harmless from and against any fines, charges, expenses, fees, attorney fees and costs incurred by the Bank in the event the Company or the Collateral (whether or not due to any fault of the Company) is hereafter determined to be in violation of any environmental laws, rules or regulations applicable thereto, including, without limitation, those described in Section 4.01(17) of this Agreement, but only with respect to such violations that occur or exist prior to foreclosure of the Mortgage or transfer of deed in lieu of foreclosure, and this indemnity shall survive any foreclosure of the Mortgage or deed in lieu of foreclosure and repayment of the Obligations.

Section 6.07 Liability of the Bank

For the exclusive benefit of the Bank and as between the Bank and the Company only, the Company assumes all risks of, but shall not be liable or responsible to the Bank or any other person or entity for damages arising out of, the acts or omissions of the Trustee and any transferee of the Letter of Credit with respect to the Trustee’s or such transferee’s use of the Letter of Credit. Neither the Bank nor any of its officers or directors shall be liable or responsible for: (i) the use which may be made of the Letter of Credit or for any acts or omissions of the Trustee and any such transferee in connection therewith; (ii) the validity, sufficiency or genuineness of documents, or of any endorsement(s) thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged; (iii) payment by the Bank under the Letter of Credit against presentment of documents which do not strictly comply with the terms of the Letter of Credit, including but not limited to, failure of any documents to bear any reference or adequate reference to the Letter of Credit; or (iv) any other circumstances whatsoever in making or failing to make payment under the Letter of Credit, except only that the Company shall have a claim against the Bank, and the Bank shall be liable to the Company, to the extent, but only to the extent, of any damages suffered by the Company which were caused by (A) the Bank’s willful misconduct or gross negligence in determining whether documents presented under the Letter of Credit comply with the terms of the Letter of Credit or (B) the Bank’s willful or negligent failure to pay under the Letter of Credit after the presentation to it by the Trustee of a draft and certificate strictly complying with the terms and conditions of the Letter of Credit. In furtherance and not in limitation of the foregoing, the Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

Section 6.08 Continuing Obligation

This Credit Agreement is a continuing obligation and shall (i) be binding upon the Company and the Bank, their successors and assigns, and (ii) inure to the benefit of and be enforceable by the Company and the Bank and their successors and assigns; provided, that the Company may not assign all or any part of this Credit Agreement without the prior written consent of the Bank.

Section 6.09 Governing Law

The Letter of Credit shall be governed by and construed in accordance with the laws of the State of Alabama.

Section 6.10 Costs, Expenses and Taxes

The Company agrees to pay at the time of the issuance of the Bonds (i) the reasonable costs and expenses in connection with the preparation, execution, and delivery of this Credit Agreement and any other documents which may be delivered in connection with this Credit Agreement, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Bank with respect thereto, and (ii) after the occurrence of an Event of Default, or the occurrence of an event which the Bank reasonably believes may lead to an Event of Default, the reasonable fees and out-of-pocket expenses of counsel for the Bank with respect to advising the Bank as to its rights and responsibilities under this Credit Agreement. In addition, the Company shall pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of the Mortgage and such other documents and agrees to save the Bank harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

IN WITNESS WHEREOF, Hyco Alabama LLC and Regions Bank have caused this instrument to be executed and delivered by their duly authorized officers.

HYCO ALABAMA LLC

By:	HYCO HOLDINGS, LLC
the Managing Member of Hyco Alabama LLC

	By:	HYCO INTERNATIONAL, INC.
the Managing Member of Hyco Holdings, LLC

	By:	/s/ Robert F. Overholser
Robert F. Overholser
Vice President

STATE OF

COUNTY OF

I, the undersigned, a Notary Public in and for said County in said State, hereby certify that Robert F. Overholser, whose name as Vice President of Hyco International, Inc., the Managing Member of Hyco Holdings, LLC, the Managing Member of Hyco Alabama LLC, a limited liability company, is signed to the foregoing instrument, and who is known to me, acknowledged before me on this day that, being informed of the contents of the said instrument, he, in his capacity as such Vice President and with full authority, executed the same voluntarily for and as the act of said limited liability company.

GIVEN under my hand this the 13 day of September, 2000.

Notary Public

(SEAL)	/s/ Dawn Barra

My commission expires: 03-01-04

[Signatures Continued]

[Signature page for Taxable Credit Agreement between Hyco Alabama LLC and Regions Bank dated as of September 1, 2000]

REGIONS BANK

By:	/s/ Lee Clapp
Its Senior Vice President

STATE OF ALABAMA

COUNTY OF MONTGOMERY

I, the undersigned, a Notary Public in and for said County in said State, hereby certify that Lee Clapp, whose name as Senior Vice President of Regions Bank, an Alabama banking corporation, is signed to the foregoing instrument, and who is known to me, acknowledged before me on this day that, being informed of the contents of the said instrument, he, in his capacity as such officer, and with full authority, executed the same voluntarily for and as the act of said corporation.

GIVEN under my hand this the 14th day of September, 2000.

Notary Public

(SEAL)	/s/ Tracey S. Meadows

My commission expires: 1/11/2004

EXHIBIT A

to Taxable Credit Agreement

Regions Bank

International Department

417 North 20th Street

Birmingham, Alabama 35203

September 14, 2000

Irrevocable Letter of Credit No. 22685

Regions Bank, as Trustee

60 Commerce Street

Montgomery, Alabama 36104

Attention: Corporate Trust Department

Dear Sirs:

1. For the account of Hyco Alabama LLC, a limited liability company formed under the laws of the State of Delaware (the “Company”), Regions Bank, Montgomery, Alabama (the “Bank”) hereby authorizes you to draw at sight, as hereinafter provided, an amount not exceeding $3,044,384 (such amount, as reduced from time to time pursuant to paragraph 8 below and as reinstated from time to time pursuant to paragraph 9 below, being herein called the “Credit Amount”).

2. This Letter of Credit is irrevocable and is issued to you in your capacity as Trustee (the “Trustee”) under the Trust Indenture dated as of September 1, 2000 (the “Indenture”), from the company to you, pursuant to which $3,000,000 in aggregate principal amount of the Companys Revenue Bonds, Series 2000 (the “Bonds”) are being issued. Terms used but not otherwise defined herein shall have the meanings given to them in the Indenture. This Letter of Credit is issued pursuant to a Taxable Credit Agreement dated as of September 1, 2000 (the “Taxable Credit Agreement”) between the Bank and the Company.

3. Of the Credit Amount: (a) up to $3,000,000 (the “Principal Portion”), which is an amount equal to the outstanding principal amount of the Bonds, may be drawn with respect to payment of the principal amount of the Bonds (i) when due at maturity, upon redemption or acceleration and (ii) representing the principal component of the purchase price of Bonds tendered (or deemed tendered) pursuant to the Indenture; and (b) up to $44,384 (the “Interest Portion”), which is an amount equal to the maximum amount of interest payable with respect to the Bonds for a period of 36 days, computed at the maximum assumed interest rate of 15% per annum on the basis of a 365- or 366-day year, as the case may be, for the actual number of days elapsed, may be drawn with respect to payment of interest on the Bonds (i) when due at the maturity or upon the redemption or acceleration of the Bonds and (ii) representing the interest component of the purchase price of Bonds tendered (or deemed tendered) pursuant to the Indenture.

4. Funds under this Letter of Credit are available to you against your sight draft(s), drawn on us, stating on their face: “Drawn under Regions Bank Irrevocable Letter of Credit No. 22685” accompanied by your written certificate purportedly signed by your authorized officer, appropriately completed, and presented to the Bank as provided in paragraph 5 below, in one or more of the following forms:

a. The form of Exhibit A hereto, if the demand for payment of such funds is made with respect to a payment of interest on Bonds (other than interest as a component of Purchase Price, as hereinafter defined);

b. The form of Exhibit B hereto, if the demand for payment of such funds is made with respect to a payment of the principal amount of Bonds at maturity, upon redemption or acceleration; and

c. The form of Exhibit C hereto, if the demand for payment of such funds is made with respect to the purchase price, including accrued interest to the purchase date (the “Purchase Price”), of Bonds tendered (or deemed tendered) for purchase by the registered owners thereof pursuant to Section 301 or 302 of the Indenture.

Multiple demands for payment, accompanied by completed certificates in the form of Exhibits A, B and C hereto, may be made hereunder. The foregoing notwithstanding, demands for payment may not be made under this Letter of Credit with respect to Bonds purchased pursuant to Section 303 of the Indenture or any other Bonds held of record by, or known by the Trustee to be held for the account of, the Company, The Industrial Development Board of the City of Arab (the IDB) or the Bank.

5. All documents presented to the Bank in connection with any demand for payment under this Letter of Credit, as well as all notices and other communications to the Bank in respect hereof, shall be in writing, shall make specific references to this Letter of Credit by number, shall be to the attention of International Department, and shall either (i) be personally delivered to the Bank at its office located at 417 North 20th Street, Birmingham, Alabama (or at any other office of the Bank designated by the Bank by written notice delivered to the Trustee) or (ii) be sent to the Bank by facsimile transmission (with written confirmation delivered by mail) to (205) 326-7779 (or to any number designated by the Bank by written notice delivered to the Trustee), as applicable.

6. The Bank hereby agrees that demands for payment made under and in compliance with the terms of this Letter of Credit will be duly honored by the Bank (from the Bank’s own funds and not directly or indirectly from funds or other assets of the Company or any affiliate of the Company) upon presentation of the certificate(s) specified in paragraph 4 hereof to the Bank as provided in paragraph 5 hereof on or before the Stated Expiration Date (as defined in paragraph 10 hereof) or earlier termination of this Letter of Credit.

a) If a demand for payment is made by the Trustee hereunder at or prior to 10:00 a.m., Birmingham, Alabama time, on a Business Day (as hereinafter defined), and if such demand for payment conforms to the terms and conditions hereof, payment shall be made of the amount specified, in immediately available funds, by 1:45 p.m., Birmingham, Alabama time, on that Business Day.

b) If a demand for payment is made by the Trustee hereunder after 10:00 a.m. and prior to 12:00 noon, Birmingham, Alabama time, on a Business Day (as hereinafter defined), and if such demand for payment conforms to the terms and conditions hereof, payment shall be made of the amount specified, in immediately available funds, by 10:00 a.m., Birmingham, Alabama time, on the following Business Day.

c) If a demand for payment is made by the Trustee hereunder on a Business Day at or after 12:00 noon, Birmingham, Alabama time, and if such demand for payment conforms to the terms and conditions hereof, payment shall be made of the amount specified, in immediately available funds, by 1:45 p.m., Birmingham, Alabama time, on the following Business Day.

Payment under this Letter of Credit shall be made by wire transfer or deposit to the persons and the accounts specified in the certificate(s) delivered pursuant to paragraph 4 hereof. As used in this Letter of Credit, “Business Day” shall mean any day other than (i) a Saturday or Sunday; (ii) a day on which banking institutions are required or authorized to remain closed in (A) the city in which the principal office of the Trustee is located, (B) the city in which the principal office of the Remarketing Agent is located, (C) the city in which the office of the Bank where drawings hereunder are to be made is located; or (iii) a day on which the payment system of the Federal Reserve System is not operational. To the extent practical, the Trustee shall give the Bank at least one Business Day’s advance written notice (such notice to be sent by facsimile transmission to the number set forth in paragraph 5 above) of the amount of each demand for payment for interest or principal in respect of the Bonds, but failure of the Trustee to give such notice or any discrepancies between the amount or other information set forth in such notice from the amount or other information set forth in the certificate(s) actually presented to the Bank shall in no way relieve or otherwise change the obligation of the Bank to honor properly submitted demands for payment under this Letter of Credit.

7. Only the Trustee may make demands for payment under this Letter of Credit, and demands for payment under this Letter of Credit shall be presented directly to the Bank and not negotiated. Upon payment of the amount specified in a demand for payment made hereunder, the Bank shall be fully discharged of its obligation under this Letter of Credit with respect to such demand for payment and the Bank shall not thereafter be obligated to make any further payments under this Letter of Credit in respect of such demand for payment. By paying the Trustee an amount demanded in accordance with this Letter of Credit, the Bank makes no representation as to the correctness of the amount demanded or of the calculations and representations of the Trustee required by this Letter of Credit

8. The Credit Amount shall be automatically reduced from time to time as follows:

(a) Upon a demand for payment under this Letter of Credit, (i) the Credit Amount and (ii) the Principal Portion and/or the Interest Portion, shall be reduced by an amount equal to the amount of such demand (subject, in certain instances, to reinstatement as provided in paragraph 9 hereof); and

(b) Upon receipt by the Bank of the certificate of the Trustee in the form of Exhibit D hereto, the Credit Amount shall be permanently reduced by an amount equal to the amount specified in such certificate; provided, however, that no reduction under this subparagraph shall duplicate any reduction under paragraph 8(a).

9. The Credit Amount of this Letter of Credit shall be reinstated under the following conditions:

(a) Reductions under paragraph 8 hereof with respect to any demand for payment to pay interest on Bonds on interest payment dates accompanied by a certificate in the form of Exhibit A hereto (except for interest on a Bond being paid and cancelled) shall be reinstated automatically on the same date that the Bank honors such demand for payment; and

(b) Reductions under paragraph 8(a) hereof with respect to any demand for payment to pay the Purchase Price of Bonds accompanied by a certificate in the form of Exhibit C hereto shall be reinstated when the Bank is reimbursed for honoring such demand for payment and the Bank gives written notice to the Trustee, in the form of Exhibit E hereto (which notice may be delivered by prepaid telecopier, telex, TWX or telegram), of such reinstatement, such reinstatement to be in the amount set forth in such notice.

10. This Letter of Credit shall automatically terminate on the date (the “Termination Date”) which is the earliest of (i) the close of business on the date on which the Trustee returns this Letter of Credit to the Bank along with notice that a Substitute Letter of Credit (as defined in the Indenture) has become effective; (ii) the date on which the Bank has paid a demand for payment accompanied by a certificate in the form of Exhibit B hereto where there will be no outstanding Bonds after such payment; (iii) the later of (A) the twenty-fifth (25th) calendar day after the Bank shall have given the Trustee written notice, in the form of Exhibit F hereto (which notice may be delivered by prepaid telecopier, telex, TWX or telegram), electing that the Bonds shall be declared due and payable under Section 602 of the Indenture, due to the occurrence of a continuing Event of Default under and as defined in Section 5.01 of the Taxable Credit Agreement or (B) in the event a temporary restraining order shall have been entered against the Bank prior to said twenty-fifth (25th) calendar day enjoining payment hereunder, then the twenty-fifth (25th) calendar day after said temporary restraining order shall be lifted; (iv) the date on which the Trustee shall have surrendered this Letter of Credit for cancellation; or (v) September 14, 2003 (the “Stated Termination Date”). The Stated Termination Date of this Letter of Credit will be extended automatically for successive one-year periods upon each anniversary of its initial issuance, unless at least sixty (60) days prior to any such anniversary the Bank gives written notice, in the form of Exhibit G hereto, to the Trustee and the Company by certified mail, return receipt requested, that the Bank elects not to so extend the Stated Expiration Date of this Letter of Credit. Upon the expiration or termination of this Letter of Credit, the Trustee shall promptly return this Letter of Credit to the Bank for cancellation.

11. The Trustee may transfer its rights under this Letter of Credit in their entirety (but not in part) to any transferee who, in accordance with the provisions of the Indenture, has succeeded to the Trustee as Trustee under the Indenture (and any such transferee shall, upon the effectiveness of such transfer, be deemed to be the Trustee for purposes of this Letter of Credit) and such transferred rights may be successively transferred. Transfer of the available demands for payment under this Letter of Credit to any such transferee shall be effected upon the presentation of this Letter of Credit to the Bank for endorsement hereon of such transfer accompanied by a transfer letter, in the form of Exhibit H hereto, executed by the Trustee and such transferee.

12. This Letter of Credit shall be subject to the Uniform Customs and Practices for Documentary Credits (1993 Revision) (“UCP”), International Chamber of Commerce, Publication No. 500, and any revisions thereof; provided, however, that Article 41 and Article 48 of the UCP shall be disregarded. This Letter of Credit shall be governed by the internal laws of the State of Alabama, to the extent not inconsistent with the UCP, including, without limitation, Article 5 of the Uniform Commercial Code as in effect in the State of Alabama.

13. This Letter of Credit sets forth in full the undertaking of the Bank, and such undertaking shall not be deemed in any way to be modified, amended, amplified or otherwise affected by any document, instrument or agreement referred to herein except only the UCP and the certificate(s) provided for herein.

Yours very truly,

REGIONS BANK

By:
Title:

Exhibit A

to Irrevocable Transferable Letter of Credit No. 22685

CERTIFICATE FOR AN INTEREST PAYMENT DEMAND

To:	Regions Bank
International Department
417 North 20th Street
Birmingham, AL 35203

Re:	Irrevocable Transferable Letter of Credit No. 22685

The undersigned hereby certifies to Regions Bank (the “Bank”), with reference to Irrevocable Transferable Letter of Credit No. 22685 (the “Letter of Credit”) issued by the Bank in favor of Regions Bank, as Trustee (the “Trustee”) and for the account of Hyco Alabama LLC (the “Company”), that the undersigned is a duly authorized officer of the Trustee, that any capitalized term used but not defined herein shall have its respective meaning set forth in the Letter of Credit and that:

1. The Trustee is the Trustee under the Indenture.

2. The Trustee hereby makes a demand for payment under the Letter of Credit in the amount of $            . Such demand for payment is made with respect to a payment of interest on the Bonds that is due and payable on                          due to:

(Check One)

☐ A regularly scheduled interest payment date for the Bonds.

☐ A redemption of Bonds occurring on a date that is not a regularly scheduled interest payment date.

☐ The declaration of acceleration of the stated maturity of the Bonds by the Trustee pursuant to Section 602 of the Indenture.

3. The amount hereby demanded does not exceed the Interest Portion available on the date hereof to be demanded under the Letter of Credit.

4. The amount hereby demanded was computed in accordance with the terms and conditions of the Bonds and the Indenture.

5. The amount hereby demanded is not, in whole or in part, with respect to Bonds purchased pursuant to Section 301 or 302 of the Indenture or with respect to any other Bonds held of record by, or known by the Trustee to be held for the account of, the Company, the IDB or the Bank.

6. The Trustee hereby directs you to make payment of the amount demanded hereby [by deposit] [by wire transfer] to                     , ABA Number                     , Account Number                     , Attention

IN WITNESS WHEREOF, the Trustee has executed and delivered this Certificate as of the              day of                     .

REGIONS BANK, as Trustee

By:
Title:	REGIONS BANK

By:
Title:

Exhibit B

to Irrevocable Transferable Letter of Credit No. 22685

CERTIFICATE FOR A PRINCIPAL PAYMENT DEMAND

To:	Regions Bank
International Department
417 North 20th Street
Birmingham, AL 35203

Re:	Irrevocable Transferable Letter of Credit No. 22685

The undersigned hereby certifies to Regions Bank (the “Bank”), with reference to Irrevocable Transferable Letter of Credit No. 22685 (the “Letter of Credit”) issued by the Bank in favor of Regions Bank, as Trustee (the “Trustee”) and for the account of Hyco Alabama LLC (the “Company”), that the undersigned is a duly authorized officer of the Trustee, that any capitalized term used but not defined herein shall have its respective meaning set forth in the Letter of Credit and that:

1. The Trustee is the Trustee under the Indenture.

2. The Trustee hereby makes a demand for payment under the Letter of Credit in the amount of $            . Such demand for payment is made with respect to a payment of principal on the Bonds that is due and payable on             . [This demand for payment is made with respect to a partial payment of the principal amount of Bonds, after which payment the aggregate principal amount of Bonds outstanding shall be $            .] [This demand for payment is made with respect to the payment of the entire outstanding principal amount of the Bonds.]

3. The Trustee is demanding payment under the Letter of Credit to pay principal of the Bonds due to:

(Check One)

☐ The payment of Bonds at stated maturity.

☐ A redemption of Bonds occurring on a date that is not a regularly scheduled interest payment date.

☐ The declaration of acceleration of the stated maturity of the Bonds by the Trustee pursuant to Section 602 of the Indenture.

4. The amount hereby demanded does not exceed the Principal Portion available on the date hereof to be demanded under the Letter of Credit.

5. The amount hereby demanded was computed in accordance with the terms and conditions of the Bonds and the Indenture.

6. The amount hereby demanded is not, in whole or in part, with respect to Bonds purchased pursuant to Section 301 or 302 of the Indenture or with respect to any other Bonds held of record by, or known by the Trustee to be held for the account of, the Company, the IDB or the Bank.

7. The Trustee hereby directs you to make payment of the amount demanded hereby [by deposit] [by wire transfer] to                     , ABA Number                     , Account Number                     , Attention:

IN WITNESS WHEREOF, the Trustee has executed and delivered this Certificate as of the              day of

REGIONS BANK, as Trustee

By:
Title:

Exhibit C

to Irrevocable Transferable Letter of Credit No. 22685

CERTIFICATE FOR A PURCHASE PRICE PAYMENT DEMAND

To:	Regions Bank
International Department
417 North 20th Street
Birmingham, AL 35203

Re:	Irrevocable Transferable Letter of Credit No. 22685

The undersigned hereby certifies to Regions Bank (the “Bank”), with reference to Irrevocable Transferable Letter of Credit No. 22685 (the “Letter of Credit”) issued by the Bank in favor of Regions Bank, as Trustee (the “Trustee”) and for the account of Hyco Alabama LLC (the “Company”), that the undersigned is a duly authorized officer of the Trustee, that any capitalized term used but not defined herein shall have its respective meaning set forth in the Letter of Credit and that:

1. The Trustee is the Trustee under the Indenture.

2. The Trustee hereby makes a demand for payment under the Letter of Credit in the amount of $            . Such demand for payment is made with respect to the payment of the Purchase Price of Bonds tendered for purchase on             ,              due to:

(Check One)

☐ An optional tender of Bonds pursuant to Section 301 of the Indenture.

☐ A mandatory tender of Bonds pursuant to Section 302 of the Indenture.

3. A. The portion of the Purchase Price corresponding to interest on such Bonds equals $

    B. The portion of the Purchase Price corresponding to principal of such Bonds equals $

4. The demand for payment made hereby under the Letter of Credit does not exceed (i) the amount needed to purchase such Bonds at the Purchase Price, (ii) in the case of the portion of the demand for payment corresponding to the interest on such Bonds, the Interest Portion available to be drawn under the Letter of Credit and (iii) in the case of the portion of the demand for payment corresponding to the principal of such Bonds, the Principal Portion available to be drawn under the Letter of Credit.

5. The amount hereby demanded was computed in accordance with the terms and conditions of the Bonds and the Indenture.

6. The amount hereby demanded is not, in whole or in part, with respect to any Bonds held of record by, or known by the Trustee to be held for the account of, the Company, the IDB or the Bank.

7. The Trustee hereby directs you to make payments of the amount demanded hereby [by deposit] [by wire transfer] to                     , ABA Number                     , Account Number                     , Attention:

IN WITNESS WHEREOF, the Trustee has executed and delivered this Certificate as of the              day of

REGIONS BANK, as Trustee

By:
Title

Exhibit D

to Irrevocable Transferable Letter of Credit No. 22685

CERTIFICATE FOR PERMANENT REDUCTION OF CREDIT AMOUNT

TO:	Regions Bank
International Department
417 North 20th Street
Birmingham, AL 35203

Re:	Irrevocable Transferable Letter of Credit No. 22685

The undersigned hereby certifies to Regions Bank (the “Bank”), with reference to Irrevocable Transferable Letter of Credit No. 22685 (the “Letter of Credit”) issued by the Bank in favor of Regions Bank, as Trustee (the “Trustee”) and for the account of Hyco Alabama LLC (the “Company”), that the undersigned is a duly authorized officer of the Trustee, that any capitalized term used but not defined herein shall have its respective meaning set forth in the Letter of Credit and that:

1. The Trustee is the Trustee under the Indenture.

2. Effective on                      [insert date at least three Business Days after the date of the Certificate], the Credit Amount shall be permanently reduced to $            , of which (i) an amount not exceeding $             shall be the available Principal Portion of the Credit Amount and (ii) an amount not exceeding $             shall be the available Interest Portion of the Credit Amount.

IN WITNESS WHEREOF, the Trustee has executed and delivered this Certificate as of this              day of

REGIONS BANK, as Trustee

By:
Title

Exhibit E

to Irrevocable Transferable Letter of Credit No. 22685

CERTIFICATE NOTIFYING TRUSTEE

OF SATISFACTION OF THE CONDITIONS OF

SECTION 2.02 OF THE TAXABLE CREDIT AGREEMENT

To:	Regions Bank, as Trustee
417 North 20th Street
Birmingham, AL 35203

Re:	Irrevocable Transferable Letter of Credit No. 22685

The undersigned hereby certifies to Regions Bank, as Trustee (the “Trustee”) with reference to Irrevocable Transferable Letter of Credit No. 22685 (the “Letter of Credit”) issued by Regions Bank (the “Bank”) in favor of the Trustee and for the account of Hyco Alabama LLC (the Company”), that the Bank has been reimbursed in the amount of $             under Section 2.02(b) of the Taxable Credit Agreement, dated as of September 1, 2000, between the Bank and the Company, and as a consequence thereof, the Letter of Credit is reinstated by such amount under paragraph 9(b) thereof.

IN WITNESS WHEREOF, the Bank has executed and delivered this certificate as of the              day of

REGIONS BANK

By:
Title

Exhibit F

to Irrevocable Transferable Letter of Credit No. 22685

CERTIFICATE NOTIFYING TRUSTEE OF DEFAULT

UNDER THE TAXABLE CREDIT AGREEMENT

To:	Regions Bank, as Trustee
417 North 20th Street
Birmingham, AL 35203

Re:	Irrevocable Transferable Letter of Credit No. 22685

The undersigned hereby certifies to Regions Bank, as Trustee (the “Trustee”) with reference to Irrevocable Transferable Letter of Credit No. 22685 (the “Letter of Credit”) issued by Regions Bank (the “Bank”) in favor of the Trustee and for the account of Hyco Alabama LLC (the “Company”), that this letter constitutes written notice of the occurrence and continuance of a Default and an Event of Default under Section 5.01 of the Taxable Credit Agreement and acknowledgement that upon receipt of this letter by the Trustee an Event of Default shall occur under the Indenture and the Trustee shall:

(Check One)

☐ declare all the Bonds due and payable pursuant to Section 602 of the Indenture and make a draw under the Letter of Credit to pay the principal of the Bonds and the interest accrued thereon to the date of tender specified in such declaration.

☐ give notice of Mandatory Tender of the Bonds, such Mandatory Tender to take place on                      (which date shall not be more than 20 days from the date hereof).

IN WITNESS WHEREOF, the Bank has executed and delivered this Certificate as of the              day of

REGIONS BANK

By:
Title

Exhibit G

to Irrevocable Transferable Letter of Credit No. 22685

CERTIFICATE DENYING EXTENSION OF STATED TERMINATION DATE

OF LETTER OF CREDIT

VIA CERTIFIED MAIL, RETURN RECEIPT REQUESTED
To:	Regions Bank, as Trustee
417 North 20th Street
Birmingham, AL 35203

Re:	Irrevocable Transferable Letter of Credit No. 22685

The undersigned hereby certifies to Regions Bank, as Trustee (the “Trustee”) with reference to Irrevocable Transferable Letter of Credit No. 22685 (the “Letter of Credit”) issued by Regions Bank (the “Bank”) in favor of the Trustee and for the account of Hyco Alabama LLC (the “Company”), that the Bank has elected not to grant a one-year extension of the current Stated Termination Date of the Letter of Credit, which is

IN WITNESS WHEREOF, the Bank has executed and delivered this certificate as of the              day of                     , which is a date at least 60 days prior to the anniversary of the date of initial issuance by the Bank of the Letter of Credit.

REGIONS BANK

By:
Title

Exhibit H

to Irrevocable Transferable Letter of Credit No. 22685

FORM OF TRANSFER LETTER

To:	Regions Bank
International Department
417 North 20th Street
Birmingham, AL 35203

Re:	Irrevocable Transferable Letter of Credit No. 22685

For value received, the undersigned beneficiary and transferor hereby irrevocably transfers to:

(Name of Transferee)

(Address),

all rights of the transferor to make demands for payment under the above-referenced irrevocable transferable letter of credit (the “Letter of Credit”) in its entirety. Said transferee has succeeded the transferor as Trustee under the Trust Indenture dated as of September 1, 2000 between Hyco Alabama LLC and the transferor, securing the $3,000,000 Hyco Alabama LLC Revenue Bonds, Series 2000.

By this transfer, all rights of the transferor in the Letter of Credit are transferred to the transferee and the transferee shall have the sole rights as beneficiary thereof, including sole rights relating to any amendments (whether increases or extensions or other amendments) of the Letter of Credit and whether now existing or hereafter made. All amendments of the Letter of credit are to be advised directly to the transferee without the necessity of any consent of or notice to the transferor.

The Letter of Credit is returned herewith. We ask that you endorse the transfer on the reverse of the Letter of Credit and forward the Letter of Credit directly to the transferee with your customary notice of transfer.

Very truly yours,

REGIONS BANK,
as Trustee and Transferor

By:
Title:

(NAME OF TRANSFEREE),
as successor Trustee and Transferee

By:
Title:

Exhibit B

to Taxable Credit Agreement

Project Equipment

The machinery and equipment listed on Schedule I attached to this Exhibit B.

All other machinery and equipment owned by the Board or the Company, whether now in existence or hereafter acquired which is now located or hereafter located on the Project Site and used in the operation of the Project by the Company.

Provided, however, any machinery and equipment included in the above description not financed with the proceeds of the Bonds or the Boards $1,000,000 Industrial Development Revenue Bonds, Series 2000 may be subject to a vendor’s lien or any prior existing liens thereon.

Provided, further, any machinery and equipment described in Schedule I to this Exhibit B shall be excluded from the Collateral if it both (a) is not financed by the proceeds of the Bonds or the Boards $1,000,000 Industrial Development Revenue Bonds (Hyco Alabama Project) Series 2000 and (b) is never located on the Project Site.

EXHIBIT C

to Taxable Credit Agreement

Real Property

The following described real property located in Marshall County, Alabama, to-wit:

Commencing at an iron pin found at a point purported to be the Northeast corner of the Southwest quarter of the Southwest quarter of Section 19, Township 8 South, Range 2 East in Marshall County, Alabama;

Thence South 89 degrees 42 minutes 11 seconds West 513.15 feet to an iron pin found, the point of beginning for the property herein described;

Thence South 3 degrees 46 minutes 26 seconds West 301.92 feet to a point;

Thence North 89 degrees 08 minutes 33 seconds West 772.19 feet to an iron pin found on the East margin of Arad-Thompson Road;

Thence along the East margin of said Arad-Thompson Road North 1 degrees 50 minutes 28 seconds East 92.20 feet to an iron pin found on the East margin of said Arad-Thompson Road;

Thence leaving the East margin of said Arad-Thompson Road South 87 degrees 55 minutes 50 seconds East 150.00 feet to an iron pin found;

Thence North 3 degrees 46 minutes 26 seconds East 200.16 feet to an iron pin found;

Thence North 89 degrees 42 minutes 11 seconds East 625.94 feet to the point of beginning containing 4.55 acres more or less.